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                                                                  Exhibit 23.5




                          CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the Registration Statement of U.S. Bancorp on Form S-4 of our report dated January 19, 1995, on our audit of the consolidated statements of income, shareholders' equity and cash flows of West One Bancorp and Subsidiaries for the year ended December 31, 1994, which report is included in the U.S. Bancorp Current Report on Form 8-K, dated October 1, 1997. We also consent to the reference to our firm under the caption "Experts."

/s/ Coopers & Lybrand L.L.P.

Boise, Idaho

October 20, 1997